Exhibit 99.3

December 15, 2009

Deltek, Inc.

13880 Dulles Corner Lane

Herndon, VA 20171

Attn: Senior Vice President and General Counsel

Re:	Waiver of Shareholders’ Agreement Restrictions

Dear David:

Reference is made to the Shareholders’ Agreement, dated as of April 22, 2005 (as it has been and may be amended from time to time, the “Shareholders’ Agreement”), by and among Deltek, Inc., a Delaware corporation (formerly Deltek Systems, Inc., a Virginia corporation) (the “Company”), the shareholders of the Company listed on the signature pages to the Shareholders’ Agreement and, with respect to Sections 3.3 and 3.4 thereof, New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P. and Allegheny New Mountain Partners, L.P. (collectively, the “NMP Entities”) and the waiver dated October 30, 2009 pursuant to which the Company and the NMP Entities waived any compliance by certain individuals and entities with Section 3.1 of the Shareholders’ Agreement (the “Waiver”).

This letter is to confirm our agreement as follows:

1. Schedule A of the Waiver is hereby amended to include the individuals and entities listed on Schedule A attached hereto.

2. In all other respects, the Shareholders’ Agreement shall remain in full force and effect in accordance with its terms.

If the foregoing corresponds to your understanding of our agreement, please sign this letter and the enclosed copy in the space provided and return one copy to us.

[Remainder of page intentionally left blank]

Very truly yours,

NEW MOUNTAIN PARTNERS II, L.P.

By:	New Mountain Investments II, L.L.C., its general partner

	By:	/s/ Steven B. Klinsky
		Name:	Steven B. Klinsky
		Title:	Managing Member

NEW MOUNTAIN AFFILIATED INVESTORS II, L.P.

By:	New Mountain Investments II, L.L.C., its general partner

	By:	/s/ Steven B. Klinsky
		Name:	Steven B. Klinsky
		Title:	Managing Member

ALLEGHENY NEW MOUNTAIN PARTNERS, L.P.

By:	New Mountain Investments II, L.L.C., its general partner

	By:	/s/ Steven B. Klinsky
		Name:	Steven B. Klinsky
		Title:	Managing Member

ACKNOWLEDGED AND AGREED TO
AS OF THE DATE FIRST WRITTEN ABOVE

DELTEK, INC.

By:	/s/ David Schwiesow
Name:	David Schwiesow
Title:	Senior Vice President and General Counsel

Schedule A

Mary Burden

Jennifer Felix

Margaret Flaherty

Patricia Kelly

Edward Muldrow

John Pitsenberger

Pamela Potts

Alicia Townes

Stephen Cook

David Marvin

James Price

Scott-Patlan Inc.

Gary Troop

Anthony Welsh